EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission File Nos. 33-58653, 33-30549, 33-03169, 33-49422, 333-107065 and 333-107668) of Hartmarx Corporation of our report dated February 14, 2005 appearing on page 24 of this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois

February 14, 2005